UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
September 5, 2017
KEMET Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15491 (Commission File Number)	57-0923789 (IRS Employer Identification No.)

2835 KEMET Way Simpsonville, SC (Address of principal executive offices)	29681 (Zip Code)

(864) 963-6300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Explanatory Note:

This Form 8-K/A is being filed to include the missing signature of the Company's Executive Vice President and Chief Financial Officer on the Form 8-K as filed on September 11, 2017. No additional changes to the Form 8-K, as originally filed, have been made.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 5, 2017, the Compensation Committee of the Board of Directors of KEMET Corporation (the “Company”) approved the grant of 100,000 restricted stock units (“RSUs”) to Per-Olof Loof (“Mr. Loof”), the Company’s Chief Executive Officer, with a September 6, 2017 grant date. The RSUs vest in three equal annual installments beginning on September 6, 2018, subject to Mr. Loof remaining continuously employed with the Company from the date of grant through March 31, 2019, Mr. Loof’s compliance with the non-compete and non-solicitation terms contained in Section 6 of the Amended and Restated Employment Agreement between the Company and Mr. Loof, dated June 29, 2015 (the “Employment Agreement”) and Mr. Loof not having been terminated for Cause (as such term is defined in Mr. Loof’s Employment Agreement). Upon (or shortly after) vesting, the RSUs will be settled in the form of a corresponding number of shares of common stock of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2017

KEMET CORPORATION

By:	/s/ WILLIAM M. LOWE, JR.
William M. Lowe, Jr.
Executive Vice President and
Chief Financial Officer